Exhibit 10.11.3
Unless permitted under securities legislation, the holder of this security must not trade the security before June 5, 2008.
The securities represented hereby have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The holder hereof, by purchasing such securities, agrees for the benefit of Ceramic Protection Corporation (the “Corporation”) that such securities may be offered, sold, pledged or otherwise transferred only (A) to the Corporation, (B) outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act, if available, or (C) in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, provided that, in the case of transfers pursuant to the foregoing clause (C), the transferor shall have furnished to the Corporation a written opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that such registration is not required. Delivery of this certificate may not constitute “good delivery” in settlement of transactions on stock exchanges in Canada. If, at any time, the Corporation is a “foreign issuer” as defined in Regulation S under the U.S. Securities Act, these securities are being sold in compliance with Rule 904 of Regulation S under the U.S. Securities Act, a new certificate bearing no legend, delivery of which will constitute “good delivery”, may be obtained from the Corporation’s transfer agent upon delivery of this certificate and a duly executed declaration, in a form satisfactory to the Corporation’s transfer agent and the Corporation, to the effect that the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.
CERAMIC PROTECTION CORPORATION
SECURED SUBORDINATED CONVERTIBLE DEBENTURE

Principal Sum:	USD$200,000

Interest Rate:	10% per annum, payable monthly

Due:	February 4, 2011
ARTICLE 1
PROMISE TO PAY
1.1 Ceramic Protection Corporation (the “Corporation”), a corporation incorporated under the laws of Alberta, for value received hereby acknowledges itself indebted and promises to pay to:
Brian L. Stafford Trust dated February 7, 2005
1537 East Hillsboro Boulevard, #542
Deerfield Beach, Florida 33441
(the “Holder”) the principal sum of USD$200,000 on February 4, 2011 (the “Stated Maturity Date”), or on such earlier date as such principal sum may become due in accordance with the terms and conditions hereof, on presentation and surrender of this Debenture to the principal office of the Corporation in Sunrise, Florida, and to pay interest on such principal sum at 10% per annum for the period commencing on the date hereof and ending on the Stated Maturity Date (the “Indebtedness”).
1.2 Interest on the principal sum of this Debenture shall be due and payable monthly in arrears on the last business day of each month until the Stated Maturity Date, on which date any remaining unpaid interest shall be due and payable. If the Corporation fails to make an interest payment when due under the terms of this Debenture, the amount of such overdue interest shall be added to and become part of the principal sum of this Debenture, with interest due and payable on such increased principal sum in accordance with this Section 1.2. The total amount of such increased principal sum shall be due and payable on the Stated Maturity Date.

1.3 The principal sum of and all interest under this Debenture shall be payable in lawful money of the United States to the Holder at the address set forth in Section 9.4 hereof or at such other place as the Holder may designate in writing from time to time.
1.4 This Debenture is a direct and unconditional obligation of the Corporation.
ARTICLE 2
SECURITY FOR INDEBTEDNESS
2.1 As security for the due payment of the Indebtedness and the performance by the Corporation of its obligations and covenants hereunder, the Corporation hereby charges as and by way of a floating charge, to and in favour of the Holder and its successors and assigns, all of the undertaking, business, property and assets of the Corporation, both present and future, of every nature and kind and wherever situate including, without limitation, all of its present and future personal and real property, goodwill, trademarks, inventions, processes, patents and patent rights, materials, supplies, inventories, motor vehicles, trucks, trailers, machinery, implements, equipment and apparatus of every kind, furniture, rent, revenues, income, money, rights, powers, privileges, franchises, benefits, amenities, contracts, agreements, leases of real and personal property, licenses, permits, book debts, accounts receivable, negotiable and non-negotiable instruments, judgments, securities, choses in action, unpaid capital and all other property and things of value of every kind and nature, tangible and intangible, legal or equitable, which the Corporation now has, may be possessed of, entitled to, or acquire, by way of amalgamation or otherwise, now or hereafter and any and all proceeds of any of the foregoing.
          In this Debenture, the charge created and provided for is called the “Charge” and the subject matter of the Charge is called the “Charged Premises”.
          The Corporation acknowledges that value has been given and agrees that: (i) the Charge shall attach when the Corporation signs this Debenture; and (ii) the Corporation has rights in the Charged Premises.
2.2 Until there shall occur an Event of Default or the Charge becomes enforceable, and subject to the express provisions of this Debenture, the Corporation may dispose of or deal with the Charged Premises in the ordinary course of business and for the purpose of carrying on the same, so that purchasers thereof or parties dealing with the Corporation take title thereto free and clear of the Charge, provided that in each case such action is in the ordinary course of its business and for the purpose of carrying on the same and is not in breach of any express provision hereof.
2.3 The Charge shall not extend or apply to the last day of the term of any lease or agreement to lease but upon the enforcement of the Charge the Corporation shall stand possessed of such last day in trust for the Holder to assign the same to any person acquiring such term in the course of enforcement of the Charge.
2.4 The Charge does not and shall not extend to, and the Charged Premises shall not include, any agreement, right, franchise, licence or permit (the “Contractual Rights”) to which the Corporation is a party or of which the Corporation has the benefit, to the extent that the creation of the Charge herein would constitute a breach of the terms of or permit any person to terminate the Contractual Rights, but the Corporation shall hold its interest therein in trust for the Holder.
2.5 Upon the occurrence of an Event of Default as described in Article 7 hereof, the Charge shall immediately become enforceable.
2.6
(a)	Whenever the Charge has become enforceable, the Holder may realize upon the Charged Premises and shall have the following rights and remedies, which rights and remedies may be exercised from time to time separately or in combination:
(i)	the Holder may by appointment in writing appoint a receiver or receiver and manager (each herein referred to as the “Receiver”) of all or any part of the Charged

Premises and of the rents, incomes, royalties and profits therefrom and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Charged Premises or any part thereof; and the term “Holder” when used in this Section 2.6 shall include any Receiver so appointed and the Holders, officers and employees of such Receiver;

(ii)	the Holder may take all such steps as the Holder may consider necessary or desirable for the purpose of preserving, maintaining and completing all or any part of the Charged Premises and making such replacements thereof and improvements and additions thereto as the Holder shall consider expedient;

(iii)	the Holder may take possession of the Charged Premises with power to exclude the Corporation and its officers, employees and agents therefrom;

(iv)	the Holder may carry on or concur in the carrying on of all or any part of the business of the Corporation relating to the Charged Premises;

(v)	the Holder may enjoy and exercise all of the powers of the Corporation as the Holder considers necessary or desirable for the exercise of any and all of the remedies of the Holder provided herein, including, without limitation, the power to make any arrangement or compromise on behalf and in the name of the Corporation which the Holder considers expedient;

(vi)	the Holder may, with or without taking possession, sell, lease or otherwise dispose of, either as a whole or in separate parcels, the Charged Premises at public auction, by private tender or by private sale at such times and places either for cash or upon, credit upon such terms and conditions as the Holder may determine and without notice to the Corporation unless required by law and may execute and deliver to the purchaser or purchasers of the Charged Premises or any part thereof a good and sufficient deed or conveyance or deeds or conveyances for the same, any officer of the Holder being hereby constituted the irrevocable attorney of the Corporation for the purpose of making such sale and executing such deeds or conveyances, and any such sale made as aforesaid shall be a perpetual bar both in law and in equity against the Corporation and all other persons claiming all or any part of the Charged Premises by, from, through or under the Corporation, the Holder or any of its agents or affiliates may be a purchaser or otherwise acquire the right, title and interest in all or any of the Charged Premises at any such sale or disposition;

(vii)	the Holder may accept the Charged Premises in satisfaction or partial satisfaction of the Charge upon notice to the Corporation of its intention to do so in the manner required by law;

(viii)	the Holder may borrow money on the security of the Charged Premises for the purpose of the carrying on of the business of the Corporation or for the maintenance, preservation, protection or realization of the Charged Premises in priority to the Charge;

(ix)	the Holder may receive the rents, royalties, incomes and profits of any kind whatsoever from the Charged Premises and pay therefrom (i) any expenses of preserving, maintaining and completing the Charged Premises, of making such replacements thereof and improvements and additions thereto as the Holder may consider expedient and of carrying on all or any part of the business of the Corporation relating to the Charged Premises, and (ii) any charges against the Charged Premises ranking in priority to the security created by this debenture or the payment of which may be necessary or desirable to preserve or protect all or any part of the Charged Premises or the interest of the Holder therein; and

(x)	the Holder may exercise any other right or remedy permitted by law or equity, including, without limitation, all rights and remedies of a secured party under the Personal Property Security Act (Alberta).
(b)	The Corporation further agrees with the Holder that:
(i)	the Holder shall not be liable or responsible for any failure to seize, collect, realize, sell or obtain payment of all or any part of the Charged Premises and shall not be bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment of all or any part of the Charged Premises or for the purpose of preserving any rights of the Holder, the Corporation or any other person, firm or corporation in respect of the Charged Premises;

(ii)	the Holder may grant extensions of time, take, abstain from taking and perfecting and give up securities, accept compositions, grant releases and discharges, release any part of the Charged Premises and otherwise deal with the Corporation, creditors of the Corporation, sureties and others and with the Charged Premises and other securities as the Holder may see fit without prejudice to the liability of the Corporation to the Holder or the Holder’s rights hereunder;

(iii)	to facilitate the realization of the Charged Premises, the Holder may enter upon, occupy and use all or any of the premises, buildings and plant comprising the Charged Premises and use all or any of the equipment and other personal property of the Corporation for such time as the Holder requires to facilitate such realization, free of charge (as between the Corporation and the Holder), and the Holder shall not be liable to the Corporation for any neglect in so doing or in respect of any rent, charges or depreciation in connection with such actions;

(iv)	the Holder may charge on its own behalf and pay to others all reasonable amounts for expenses incurred and for services rendered in connection with the exercise of the rights and remedies of the Holder hereunder, including, without limiting the generality of the foregoing, reasonable legal, Receiver and accounting fees and expenses, and in every such case the amounts so paid together with all costs, charges and expenses incurred in connection therewith shall be added to the amounts due hereunder and shall be secured by the Charge;

(v)	the Holder may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Charged Premises, and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith shall be added to the amounts due hereunder and shall be secured by the Charge; and

(vi)	any proceeds of realization of the Charged Premises may be applied by the Holder to the payment of expenses in connection with the preservation and realization of the Charged Premises as above described and any balance of such proceeds shall be applied by the Holder to payment of any amount owing by the Corporation to the Holder in such order as the Holder may see fit; if there is any surplus remaining, it may be paid to any person having a claim thereto in priority to the Corporation of whom the Holder has knowledge and may be applied or retained as reserves against potential claims that the Holder or the Receiver in good faith believes should be maintained and the balance remaining, if any, shall (subject to applicable law) be paid to the Corporation,
(c)	Any Receiver shall be entitled to exercise all rights and powers of the Holder hereunder. To the extent permitted by law, any Receiver shall for all purposes be deemed to be the agent of the Corporation and not of the Holder and the Corporation shall be solely responsible for the Receiver’s acts or defaults and remuneration.

(d)	The Corporation hereby irrevocably appoints the Holder attorney on its behalf to sell or transfer the Charged Premises and to execute all instruments, and do all acts, matters and things that may be necessary for carrying out the powers hereby given and for the recovery of all rents and sums of money that may become or are now due or owing to the Corporation in respect of the Charged Premises and for the enforcement of all contracts, covenants or conditions binding on any lessee or occupier of the Charged Premises or on any person in respect of it and this appointment shall take effect if the Charge has become enforceable.
2.7 The Corporation shall pay to the Holder forthwith on demand all costs, charges and expenses, including all legal fees, incurred by the Holder in connection with the recovery or enforcement of payment of any moneys owing hereunder whether by realization or otherwise. All such sums not paid in accordance with this Section 2.7 shall be added to the amount payable hereunder and shall be secured by the Charge.
2.8 No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude the other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.
ARTICLE 3
CONVERSION
3.1 Subject to and upon compliance with the provisions of this Debenture and subject to the approval of the Toronto Stock Exchange, the Holder shall have the right, at the option of the Holder, at any time after the issue of this Debenture up to the close of business on the business day immediately preceding the Stated Maturity Date, or, if this Debenture shall have been called for redemption pursuant to Article 4, the business day immediately preceding the date of such redemption, to convert this Debenture or any portion of the principal amount hereof, provided such amount is not less than USD$5,000 or the fall amount of this Debenture, whichever is less, into fully paid and non-assessable common shares in the capital of the Corporation (the “Common Shares”) at a conversion price, subject to adjustment as provided herein, (the “Conversion Price”) of USD$6.57 per Common Share. The Corporation shall at all times reserve and allot a sufficient number of Common Shares to permit and facilitate the Holder’s conversion of this Debenture.
3.2 In order to exercise the right to convert this Debenture or a part hereof into Common Shares as provided in this Article 3 (the “Conversion Privilege”), the Holder shall surrender this Debenture to the Corporation at its principal office in Sunrise, Florida accompanied by written notice (which shall be irrevocable) in the form attached hereto as Schedule “A” (the “Conversion Notice”) signed by such Holder stating that the Holder elects to convert this Debenture or a stated portion of the principal amount hereof constituting not less than USD$5,000 or the full amount of this Debenture, whichever is less. The certificate or certificates representing Common Shares issuable on such conversion shall be issued in the name stipulated in the Conversion Notice. The date of receipt by the Corporation of this Debenture together with the Conversion Notice is herein referred to as the “Date of Conversion”.
3.3 As promptly as practicable after the Date of Conversion, but in any event no later than five business days after receipt of the Conversion Notice, the Corporation shall issue or cause to be issued and deliver or cause to be delivered to the Holder a certificate or certificates registered in accordance with the instructions provided in the Conversion Notice for the number of Common Shares issuable upon the conversion of this Debenture (or specified portion hereof) and provision shall be made in respect of any fraction of a share in the manner hereinafter provided.
If the Conversion Privilege is exercised, in whole or in part, prior to the date that is four months and a day after the date of issue of this Debenture, any certificate issued upon such conversion shall bear the following legend:
“Unless permitted under securities legislation, the holder of this security must not trade the security before [the date that is 4 months and a day after the distribution date].”

In addition, any certificate issued upon such conversion shall bear the following legend, unless otherwise directed by the Corporation:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”
In addition, any certificate issued upon such conversion shall bear the following U.S. legend (“U.S. Legend”), unless otherwise directed by the Corporation:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF CERAMIC PROTECTION CORPORATION (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO THE FOREGOING CLAUSE (C), THE TRANSFEROR SHALL HAVE FURNISHED TO THE CORPORATION A WRITTEN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. IF, AT ANY TIME THE CORPORATION IS A “FOREIGN ISSUER” AS DEFINED EST REGULATION S UNDER THE U.S. SECURITIES ACT, THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY,” MAY BE OBTAINED FROM THE CORPORATION’S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE CORPORATION’S TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.”;
provided that, if this Debenture or the Common Shares issuable upon conversion of this Debenture (or any portion hereof) are being sold outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and provided that the Corporation is a “foreign issuer” within the meaning of Regulation S under the U.S. Securities Act at the time of sale, the U.S. Legend may be removed by providing a declaration to the Corporation or its transfer agent, as applicable, to the effect set forth in Schedule “B” hereto (or as the Corporation may prescribe from time to time); provided, further, that the U.S. Legend may also be removed, apart from the effect set forth in Schedule “B” hereto, by delivery to the Corporation or its transfer agent, as applicable, of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.
Such conversion shall be deemed to have been effected immediately prior to the close of business on the Date of Conversion and, at such time, the rights of the Holder as a holder of the portion of this Debenture subject to conversion shall cease and the Holder shall be deemed to have become on such date the holder of record of the Common Shares represented thereby; provided, however, that no such surrender on any date when the share transfer registers for Common Shares of the Corporation shall be closed shall be effective to constitute the person or persons entitled to receive the Common Shares upon such conversion as the holder or holders of record of such Common

Shares on such date, but such surrender shall be effective to constitute the person entitled to receive such Common Shares as the holder of record thereof for all purposes at the close of business on the next succeeding day on which such share transfer registers are open. No payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Shares issuable upon conversion or any interest accrued thereon.
3.4 Upon surrender to the Corporation of this Debenture for conversion in part only, the Holder shall be entitled to and shall receive, without expense to the Holder, one or more new debentures for the unconverted portion of the principal amount of this Debenture.
3.5 Notwithstanding anything herein contained, the Corporation shall in no case be required to issue fractional Common Shares upon the conversion of this Debenture (or any portion hereof). If any fractional interest in a Common Share would, except for the provisions hereof, be deliverable upon the conversion of this Debenture, the Corporation shall adjust such fractional interest by issuing to the Holder one whole Common Share for any such fractional interest, subject to any required regulatory approvals.
3.6 Subject to Section 3.7 hereof, the Conversion Price (and accordingly, the number of Common Shares issuable upon exercising the Conversion Privilege) shall be subject to adjustment from time to time as follows:
(a)	If and whenever the Corporation shall:
(i)	issue Common Shares, or securities convertible into or exchangeable for Common Shares, as a stock dividend or other distribution to all or substantially all of the holders of Common Shares by way of a stock dividend;

(ii)	subdivide, redivide, reclassify or change its outstanding Common Shares into a greater number of shares; or

(iii)	reduce, combine, reclassify, consolidate or change its outstanding Common Shares into a smaller number of shares (any such event in clauses (i), (ii) and (iii) being herein referred to as a “Share Reorganization”), the Conversion Price shall be adjusted, effective immediately after the record date for the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the Conversion Price in effect on such record or effective date, as the case may be, by a fraction of which:
(A)	the numerator shall be the number of Common Shares outstanding on such record or effective date before giving effect to such Share Reorganization; and

(B)	the denominator shall be the number of Common Shares outstanding after completion of such Share Reorganization (but before giving effect to the issue of any Common Shares issued after such record date otherwise than as part of such Share Reorganization), including, in the case of a dividend or distribution of securities convertible into or exchangeable for Common Shares, the number of Common Shares that would have been outstanding if such securities had been converted into or exchanged for Common Shares on such record or effective date.
(b)	If and whenever at any time the Corporation shall fix a record date for the issuance of rights, options or warrants to the holders of all or substantially all of its Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) equal to or less than 95% of: (i) the market price of a Common Share on such record date; or (ii) the Conversion Price (each such event being herein referred to as a “Rights Offering”), the

Conversion Price shall be adjusted effective immediately after such record date by multiplying the Conversion Price in effect on such record date by a fraction of which:
(i)	the numerator shall be the sum of:
(A)	the number of Common Shares outstanding on such record date, and

(B)	the number obtained by dividing the product of the total number of Common Shares so offered for subscription or purchase and the price at which such shares are so offered (or, in the case of securities convertible into or exchangeable for Common Shares, the product of the maximum number of Common Shares into or for which securities so offered for subscription or purchase may be converted or exchanged and the conversion or exchange price of such securities) by the market price of Common Shares on such record date or the Conversion Price, as the case may be; and
(ii)	the denominator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares so offered for subscription or purchase (or, in the case of securities convertible into or exchangeable for Common Shares, the maximum number of Common Shares for or into which the securities so offered for subscription or purchase may be converted or exchanged).
Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. If such rights, options or warrants are not so issued or if, at the date of expiry of the rights, options or warrants subject to the Rights Offering, less than all the rights, options or warrants have been exercised, then the Conversion Price shall be readjusted effective immediately after the date of expiry to the Conversion Price which would have been in effect if such record date had not been fixed, or to the Conversion Price which would then be in effect on the date of expiry if the only rights, options or warrants issued had been those that were exercised, as the case may be.
(c)	If and whenever at any time the Corporation shall fix a record date for the making of an issuance or distribution to all or substantially all of the holders of its Common Shares of:
(i)	shares of the Corporation of any class (other than Common Shares);

(ii)	rights, options or warrants to acquire Common Shares;

(iii)	evidence of indebtedness; or

(iv)	any other assets,
and such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (each such event being herein referred to as a “Special Distribution”), the Conversion Price shall be adjusted effective immediately after such record date by multiplying the Conversion Price in effect on such record date by a fraction:
(i)	the numerator of which is the difference obtained when the amount by which the aggregate fair market value (as determined by the auditors, which determination shall be conclusive) of the shares, rights, options, warrants, evidences of indebtedness or assets, as the case may be, distributed in the Special Distribution exceeds the fair market value (as determined by the auditors, which determination shall be conclusive) of the consideration, if any, received therefor by the Corporation, is subtracted from the product obtained when the number of Common Shares outstanding on the record date is multiplied by the current market price of a Common Share on such date; and

(ii)	the denominator of which is the product obtained when the number of Common Shares outstanding on the record date is multiplied by the market price of a Common Share on such date, provided that no such adjustment shall be made if the result of such adjustment would be to increase the Conversion Price above the Conversion Price in effect immediately before such record date. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Conversion Price shall be readjusted effective immediately to the Conversion Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed.
(d)	Subject to subsection (e) of this Section 3.6, if and whenever there shall occur:
(i)	a reclassification or redesignation of the Common Shares or any change of the Common Shares into other shares, otherwise than as the result of a Share Reorganization;

(ii)	a consolidation, arrangement, merger, amalgamation or other business combination of the Corporation with or into another individual, partnership, limited partnership, association, trust, joint venture, trustee, executor, administrator, legal representative, government, regulatory authority or body corporate (except with a wholly-owned subsidiary of the Corporation which does not result in a reclassification of the Common Shares or a change of the Common Shares into other shares) or other entity (each of the foregoing, a “Person”); or

(iii)	the transfer of all or substantially all of the assets of the Corporation to another Person,
(each such event being herein referred to as a “Capital Reorganization”) the Holder shall, after the effective date of such Capital Reorganization, be entitled to receive and shall accept upon exercise of the Conversion Privilege, in lieu of the number of Common Shares to which such holder was theretofore entitled upon such exercise, the aggregate number of shares or other securities or property of the Corporation or of the body corporate resulting from such Capital Reorganization that such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such Holder had been the holder of the number of Common Shares to which such Holder was previously entitled upon conversion; provided that no Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that the Holder shall thereafter be entitled to receive such shares or other securities or property, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 3.6 and in Section 3.7.

(e)	If and whenever there shall be a Capital Reorganization pursuant to which the Common Shares are, directly or indirectly, exchanged for, converted into or otherwise replaced by securities of another entity such as a trust (other than in the context of an acquisition of control of the Corporation by any other third party corporation, trust or other entity or person), the Corporation shall use commercially reasonable efforts to implement customary exchangeable security arrangements not resulting in any Canadian taxes, customs duties, fees, assessments or charges of any kind whatsoever to be due or payable by the Holder, through a special purpose exchange entity so that the Holder, where it has not exercised the right of conversion hereunder prior to the effective date or record date, as the case may be, of such Capital Reorganization, shall be entitled to receive, directly or indirectly, and shall accept upon the exercise of such right for the same aggregate consideration, in lieu of the number of Common Shares to which such holder was theretofore entitled upon such exercise, the aggregate number of shares or other securities in the surviving publicly traded entity resulting from the Capital Reorganization which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, it had been the registered holder of the number of Common Shares to which such holder was theretofore entitled to subscribe for and purchase.

(f)	There will be no adjustments as provided herein in respect of any Share Reorganization, Rights Offering, Special Distribution or Capital Reorganization if the Holder is allowed to participate as though it had converted its Debentures prior to the applicable record date or effective date. Such participation by the Holder will be subject to the approval of the Toronto Stock Exchange or, if the Common Shares are not listed on such exchange, such other stock exchange on which the Common Shares may then be listed and posted for trading (collectively, the “Exchange”).

(g)	Whenever an adjustment to the Conversion Price is required under this Debenture, the Corporation shall promptly cause to be issued and delivered to the Holder a certificate of an officer of the Corporation specifying the nature of the event requiring the adjustment, the amount of that adjustment and reasonable details as to the method of calculating the adjustment, including the facts upon which that calculation is based.
3.7 The following shall be applicable to adjustments to the Conversion Privilege made pursuant to Section 3.6 hereof:
(a)	In any case in which the provisions of this Debenture shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer, until the occurrence of such event, issuing to the Holder (in the event the Conversion Privilege has been exercised after such record date and before the occurrence of such event) the additional Common Shares issuable by reason of the adjustment required by such event, provided, however, that the Corporation shall deliver to the Holder such additional Common Shares forthwith upon the occurrence of the event.

(b)	Adjustments to the Conversion Privilege shall be cumulative, shall in the case of adjustments to the Conversion Price be computed to the nearest one-tenth of one cent and shall be made successively whenever an event referred to herein shall occur, provided that:
(i)	no adjustment to the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect and no adjustment shall be made in the number of Common Shares issuable on exercise of the Conversion Privilege unless it would result in a change of at least one one-hundredth of a Common Share, and

(ii)	any adjustment which by reason of paragraph 3.7(b)(i) is not required to be made shall be carried forward and aggregated until such time as the cumulative change would be greater than the thresholds set forth in paragraph 3.7(b)(i).
(c)	No adjustment to the Conversion Price shall be made in respect of the issue from time to time of Common Shares:
(i)	pursuant to this Debenture or any debentures ranking pari passu with this Debenture; or

(ii)	pursuant to any stock option or stock purchase plan(s) in force from time to time for officers or employees of the Corporation and any such issue shall be deemed not to be a Share Reorganization.
(d)	In the event of any question arising with respect to the adjustments provided in this Article 3, such question shall be conclusively determined by a firm of chartered accountants appointed by the Corporation (who may be the auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.

(e)	If the Corporation shall take a record of the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment to the Conversion Price shall be required by reason of taking such record.

(f)	The Corporation shall forthwith give notice of any adjustment to the Conversion Price to the Holder, which notice shall specify the Conversion Price after such adjustment and the event requiring such adjustment.
3.8 If the Corporation shall fix a record date for:
(a)	any Share Reorganization (other than the subdivision of its outstanding Common Shares into a greater number of shares or the consolidation of its outstanding Common Shares into a smaller number of shares);

(b)	any Rights Offering;

(c)	any Special Distribution;

(d)	any Capital Reorganization;

(e)	any dividend; or

(f)	a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;
which, in the case of any event referred to in paragraphs (a) to (e) of this Section 3.8, would require an adjustment to the Conversion Privilege pursuant to this Article 3, the Corporation shall, not less than 21 days prior to such record date or, if no record date is fixed, prior to the effective date of any such event, give to the Holder, in the manner hereinafter specified, notice of the particulars of the proposed event to the extent that such particulars have been determined at the time of giving the notice.
3.9 In the event that a proposed action by or on behalf of the Corporation is likely to trigger an adjustment to the Conversion Price or the Conversion Privilege in accordance with this Article 3, the Corporation shall provide the Exchange with notice of such proposed action.
ARTICLE 4
REDEMPTION
4.1 After one year from the date of issue of this Debenture and before the Stated Maturity Date, this Debenture may be redeemed for all or part of the initial principal amount of this Debenture (the “Redemption Amount”), at the option of the Corporation, provided that the Common Shares have traded on the Exchange, for a period of 30 consecutive trading days (the “Trading Period”), at a Weighted Average Trading Price (as defined in Section 4.5 hereof) equal to or greater than USD$9.10 per share (the “Trading Price”).
4.2 In the event the Trading Price is achieved for a Trading Period (the “Eligible Period”), the Corporation may redeem this Debenture for an amount equal to the Redemption Amount by issuing to the Holder that number of Common Shares at USD$6.57 per share (the “Forced Redemption Price”) which is equal to the Redemption Amount (a “Forced Redemption”).
4.3 Notice of intention to exercise the right of Forced Redemption, shall be given by the Corporation to the Holder in the manner herein specified at any time within 10 days of the end of the Eligible Period. Notice having been so given, the Redemption Amount shall become due and payable on the date specified in such notice and, upon presentation and surrender of this Debenture to the Corporation at its principal office in Sunrise, Florida, the Corporation shall issue or cause to be issued to the Holder in full satisfaction of its obligations:

(a)	a new debenture for the principal amount outstanding prior to the Forced Redemption less the Redemption Amount; and

(b)	a share certificate, or share certificates, registered in the name of the Holder and representing the number of Common Shares at the Forced Redemption Price which is equal to the Redemption Amount.
4.4 Notwithstanding any provision of this Article 4 to the contrary, the Corporation’s right to exercise a Forced Redemption shall be restricted in the following manner:
(a)	no Forced Redemption may be exercised if an Event of Default (as defined herein) has occurred and is continuing; and

(b)	each Forced Redemption shall be exercised against all holders of Debentures on a pro rata basis,
4.5 For the purposes of this Article 4, unless the context otherwise requires:
“Weighted Average Trading Price” means, with respect to the Common Shares traded during a specified period, the quotient obtained by dividing (i) the aggregate sale price of all Common Shares sold on the Exchange during such period by (ii) the total number of Common Shares sold on the Exchange during such period, as determined from time to time by the Corporation based on the trading statistics for such period issued by the Exchange or, upon the request of the Holder, as determined by an independent member of the Investment Dealers Association of Canada.
ARTICLE 5
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE CORPORATION
5.1 The Corporation represents and warrants to the Holder, with the intention that the Holder shall rely on those representations and warranties in connection with the purchase of this Debenture, as follows:
(a)	Corporate Status
That it:
(i)	is duly incorporated and validly existing under the laws of Alberta; and

(ii)	has filed all annual reports and financial statements required of it to be filed in accordance with the securities laws of each of the provinces of British Columbia, Alberta, Manitoba and Ontario; and

(iii)	has the power and authority to carry on its business as now being conducted by it and the full power to perform its obligations set forth in this agreement and in the security documents;
and nothing contained in this Debenture or the security documents if performed by the Corporation will result in any breach of or be in conflict with any term or provision of its constating documents nor in any existing arrangement, agreement or contract, written or verbal, to which it is a party nor, to the best of its information, knowledge and belief, any statute, governmental order, judgment, decree or regulatory authority having jurisdiction over the business of the Corporation.

(b)	Corporate Authorization

That all necessary resolutions have been enacted and proceedings taken to enable the Corporation to execute and deliver this Debenture and to grant the security to the Holder contemplated by this Debenture.

(c)	Capitalization

As at the date hereof, no securities in the capital of the Corporation are issued and outstanding other than:
(i)	10,232,557 Common Shares;

(ii)	options to purchase an aggregate of 861,168 Common Shares under the Corporation’s existing stock option plan, as amended from time to time;

(iii)	warrants to purchase an aggregate of 510,000 Common Shares.
There are no other outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Corporation of any shares of its capital stock.

(d)	Exchange and Regulatory Approvals

That all consents, approvals, orders or authorizations which the Corporation is required to obtain in connection with the execution and delivery of this Debenture, subject only to the filing of certain customary documents and forms with the relevant securities regulatory authorities under applicable securities laws.

(e)	Binding Effect

That the obligations of the Corporation hereunder are valid and binding and enforceable against the Corporation in accordance with their terms, subject only to bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor’s rights generally, and to general principles of equity.

(f)	No Judgments

That there are no material judgments, writs of execution, work orders, injunctions or directives outstanding against the Corporation or its properties or assets.

(g)	No Breach

That the Corporation is not in material breach of any material agreement to which it is a party or by which it is bound.
5.2 The Corporation covenants in favour of the Holder that:
(a)	Payment

It will duly and punctually pay or cause to be paid to the Holder all amounts payable in respect of this Debenture including the principal at the places in the manner described herein.

(b)	Notice of Default

The Corporation shall notify the holder of this Debenture immediately upon obtaining knowledge of an Event of Default (as defined herein).

(c)	Conduct of Business

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its subsidiaries to carry on and conduct their businesses, in a proper and business-like manner, and will do or cause to be done all things necessary to maintain its and their existence.

(d)	Books and Accounts

It will keep or cause to be kept proper books of record and accounts in accordance with generally accepted accounting principles consistently applied in Canada.

(e)	Maintenance of Status

It will use commercially reasonable efforts to maintain the listing of the Common Shares on the Exchange and to maintain the Corporation’s status as a “reporting issuer” not in default of the requirements of the securities legislation and regulations of each of the provinces of British Columbia, Alberta, Manitoba and Ontario.

(f)	Financial Statements

It will furnish to the holder of this Debenture a copy of all consolidated financial statements of the Corporation, whether annual or interim and the report, if any, of the Corporation’s auditors thereon and all annual or periodic financial reports of the Corporation, which are furnished to the holders of Common Shares promptly upon the distribution thereof to the holders of Common Shares, provided that for so long as the Corporation is a “reporting issuer” in good standing or the equivalent in any jurisdiction in Canada, the Corporation’s obligation to deliver such financial information shall be satisfied by filing such financial information on SEDAR in accordance with applicable regulatory requirements.

(g)	No Distributions

It shall not declare or make any distribution to the holders of its issued and outstanding Common Shares after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist. In addition, the Corporation shall not declare any distribution to the holders of its issued and outstanding Common Shares if at the time the directors of the Corporation or a committee thereof resolves to make the said declaration, the Corporation has actual knowledge that the paying of said distribution on the applicable distribution payment date will result in an Event of Default.

(h)	Maintenance of Property

It will at all times, repair and keep in repair and good order and condition, or cause to be so repaired and kept in repair and good order and condition, all buildings, erections, machinery, plant and equipment used in or in connection with its business which are necessary for efficient operation up to a modern standard of usage, and renew and replace or cause to be renewed and replaced all and any of the same which may become worn, dilapidated, unserviceable, inconvenient, obsolete or destroyed, even by a fortuitous event, fire or other cause, and which are necessary for efficient operation, and, at all reasonable times during normal business hours, allow the Holder or its duly authorized agent access to its premises in order to view the state and condition of the same.

(i)	No Sale or Merger

It shall not:
(i)	sell, lease or otherwise transfer the undertaking, property and assets of any of its operating divisions as an entirety or substantially as an entirety in one or more transactions, or, sell, lease or otherwise dispose of its undertaking, property and assets as an entirety or substantially as an entirety in one or more transactions; or

(ii)	amalgamate or merge with any other corporation or effect any corporate reorganization;
without the prior written consent of the Holder.
(j)	Insurance

It will maintain insurance coverage on its property and assets in accordance with industry practice.

(k)	Compliance with Law It will:
(i)	comply, in all material respects, with all applicable federal, provincial, municipal or other laws, regulations, ordinances, rules, codes, standards and directions which may apply to the Charged Premises or its business including, without limitation, those relating to the protection, preservation or restoration of the environment; and

(ii)	obtain and maintain all necessary permits, licenses and authorizations necessary for the lawful conduct of its business as carried on from time to time.
(l)	Retain Charged Premises

Except in the ordinary course of business, it will not sell, dispose of or part with possession of all or substantially all of the Charged Premises without the prior written consent of the Holder.

(m)	Completing Security

It will perform all such acts and things as are reasonably necessary to complete any and all security documents and supporting agreements identified or referred to herein.

(n)	Taxes

It will pay and discharge all taxes, accessions and governmental charges levied against the Corporation or its property when due and payable.

(o)	Litigation

It will promptly give notice to the Holder of any litigation which could materially adversely affect the business or financial condition of the Corporation,

(p)	Change of Name

It will give to the Holder written notification of any change of name of the Corporation no later than 10 days before the effective date of that change.

(q)	Place of Business

If the Corporation changes its principal place of business or the location of its inventory or equipment or the location of its offices where it keeps its records respecting accounts receivable or acquires other places of business, it will promptly notify the Holder.

(r)	Unpaid Amounts

It will pay duly and punctually all employees of the Corporation and all other amounts which if unpaid might under any applicable provincial, state or federal law obtain or gain priority over the security granted herein by the Corporation to the Holder.

(s)	Future Grants of Security Interests

It will not grant any new security interests that would rank ahead of the security interest granted to the Holder hereunder without the approval of holders of a majority of the principal amount of debentures of the Corporation.
ARTICLE 6
POSTPONEMENT AND SUBORDINATION
6.1 The payment of the principal on the Debentures (the “Subordinated Debt”) will be postponed and subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as that term is herein defined), whether outstanding on the date of the Debenture or subsequently incurred in the manner and to the extent herein set forth. “Senior Indebtedness” means the principal amount of, premium, if any, and interest on any all obligations and liabilities of the Corporation in respect of:
(a)	indebtedness for money borrowed by the Corporation from the Canadian Imperial Bank of Commerce (“CIBC”) pursuant to credit facilities as amended from time to time for up to USD$55,000,000 (the “CIBC Facilities”) and any future renewals, extensions or other amendments to the CIBC Facilities on similar credit terms for the purposes of financing the Corporation’s operations;

(b)	any replacement of the CIBC Facilities, should the Corporation elect to replace CIBC as its principal lender while the Corporation remains indebted to the Holder under this Debenture, provided that the material terms to such facilities shall in no way be amended; and

(c)	indebtedness for money borrowed by the Corporation pursuant to previously issued and currently outstanding secured subordinated debentures in the aggregate of USD$5,100,000.
6.2 Notwithstanding any provision of this Debenture to the contrary, should the Corporation wish to increase the Senior Indebtedness to an amount greater than USD$60,100,000, it must obtain the approval of holders of a majority of the principal amount of debentures of the Corporation.
6.3 So long as any Senior Indebtedness is outstanding and until the Senior Indebtedness shall have been paid, performed and indefeasibly satisfied in full:
(a)	upon the Holder receiving notice from the holder of the Senior Indebtedness (the “Senior Creditor”) of the occurrence of a default or an event of default under or in respect of the Senior Indebtedness or any security provided therefor (the “Senior Security”):
(i)	the payment of all Subordinated Debt is postponed and subordinated to the indefeasible payment and performance in full and final satisfaction of all Senior Indebtedness and the Holder will not thereafter directly or indirectly, accept from the Corporation, in any manner, directly or indirectly, payment of, or consideration for the reduction of, the whole or any part of the Subordinated Debt and if any such payment is received or made on the Subordinated Debt, the Holder will hold such payment in trust for the benefit of, and shall forthwith pay over such payment in the form received (duly endorsed, if necessary, to the Senior Creditor) to, the Senior Creditor; and

(ii)	the Senior Security shall have priority over the security constituted hereby, and the security constituted hereby is hereby postponed and subordinated in all respects to the Senior Security;
(b)	the Holder shall not dispute or contest in any manner the priority of any of the Senior Security over the Subordinated Debt and any security therefor, provided the Senior Security is duly perfected, valid and enforceable. The Holder hereby consents to the Senior Security; and

(c)	the Holder shall not take or hold, directly or through any trustee or nominee, any security interest as security for the payment or performance of any of the Subordinated Debt other than the security constituted by this Debenture.
6.4 Notwithstanding any provision of this Debenture to the contrary, the Holder hereby covenants and agrees with the Corporation that it will at any time and from time to time, upon the request of the Corporation, execute and deliver such agreements and instruments and/or provide such acknowledgments and undertakings to any holder of Senior Indebtedness confirming the subordination of the Holder’s rights under this Debenture (including the Charge) to such Senior Indebtedness, all such agreements, instruments, acknowledgments and undertakings to be in form reasonably satisfactory to the holder of such Senior Indebtedness.
ARTICLE 7
DEFAULT
7.1 Each of the following events is herein referred to as an “Event of Default”:
(a)	if the Corporation (or any of its subsidiaries) is in default of any material agreement or obligation imposed by contract, by law, or by regulatory authority and such default is not remedied within 30 days of notice thereof to the Corporation from the Holder;

(b)	if any distributions of cash or property are made to holders of Common Shares without the prior written consent of the Holders;

(c)	if the Corporation fails to maintain its status as a reporting issuer in Alberta or fails to maintain the listing of its Common Shares on the Exchange and the Corporation fails to restore its status or its listing, as the case may be, within 30 days of notice thereof to the Corporation from the Holder;

(d)	if a writ, execution, attachment or similar process is issued against all or a substantial portion of the property and assets of the Corporation as a result of a judgment against the Corporation, in an amount which materially affects the assets of the Corporation and such writ, execution, attachment or similar process is not released, satisfied, discharged, vacated or stayed within 30 days after its issue or entry or the Corporation initiates any material litigation without the prior written consent of the Holder;

(e)	if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings, or consents to the filing of any such petition or the petition commencing such proceedings is not contested, or appoints or consents to the appointment of a receiver of all, or a substantial part, of the property of the Corporation, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

(f)	if a Change of Control (as defined herein) of the Corporation occurs, or any material change to the Corporation’s senior management occurs as a result of death, disability or termination in accordance with any applicable employment agreements;

(g)	if there exists a provision in any agreement (other than a credit agreement relating to the CIBC Facilities or any replacement thereof) by which the Corporation is bound and which conflicts with the terms of the Debentures in a material manner and such conflict is not removed or corrected within 30 days of notice thereof to the Corporation from the Holder;

(h)	if the Corporation mortgages, pledges or charges its properties or leasehold interests to secure any indebtedness, other than in the ordinary course of business where such indebtedness individually or in the aggregate is not material or under the Senior Indebtedness, without the prior written consent of the Holder, or if an event of default under the Senior Indebtedness occurs and such mortgage, pledge or charge, or such event of default under the Senior Indebtedness, is not discharged or remedied, as applicable, within 10 days of notice thereof to the Corporation from the Holder;

(i)	if the Corporation defaults in the payment of the principal of this Debenture when the same becomes due, whether at maturity or otherwise and such default continues for a period of three business days;

(j)	if the Corporation, except as permitted hereby, ceases or threatens to cease, to carry on its business or any substantial portion thereof;

(k)	an encumbrancer taking possession of or appointing a receiver for all or substantially all property of the Corporation;

(1)	if the Corporation neglects to carry out or observe any other material covenant or condition herein contained to be carried out or observed on its part and such default continues for 10 days after notice thereof to the Corporation from the Holder;

(m)	if a resolution is passed for the winding up or liquidation of the Corporation; or

(n)	if any proceedings with respect to the Corporation are taken with respect to a compromise or arrangement with respect to creditors of the Corporation generally, under the applicable legislation of any jurisdiction.
7.2 For the purposes of this Debenture, unless the context otherwise requires, “Change of Control” means the acquisition of voting control or direction over 50.1% or more of the aggregate voting rights attached to the issued share capital of the Corporation then outstanding by a person or group of persons acting in concert other than the Holder or any of its affiliates if such acquisition occurs without the consent or acquiescence of the Holder.
7.3 In case any Event of Default shall have occurred and is continuing, the principal amount of this Debenture shall, at the option of, and upon written notice to the Corporation by, the Holder, become immediately due and payable and the Charge shall become enforceable upon the date that such written notice is given to the Corporation.
7.4 The Corporation acknowledges that if a stay of proceedings is issued against the Corporation pursuant to the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangements Act (Canada) or otherwise, the Holder would be irreparably harmed and materially prejudiced if any proceeds from the Charged Premises were used for any purpose other than the repayment of the debt secured by this Debenture, and the Corporation hereby acknowledges and agrees that the proceeds from the Charged Premises received by the Corporation while any such stay is in effect shall be received and held by the Corporation in trust for the Holder.
7.5 Within 30 days following the occurrence of a Change of Control, and subject to the provisions and conditions of this Section 7.5, the Corporation shall be obligated to offer to purchase this Debenture (a “Change of Control Redemption”). The terms and conditions of such obligation are as follows:
(a)	Within 30 days following the occurrence of a Change of Control, the Corporation shall deliver to the Holder a notice stating that there has been a Change of Control and specifying the circumstances surrounding such event (a “Change of Control Notice”) together with an offer in writing (the “Offer”) to purchase this Debenture made in accordance with the requirements of applicable securities legislation at a price equal to 105% of the principal amount thereof, on this Debenture up to, but excluding, the date of acquisition by the Corporation or a related party of this Debenture (the “Offer Price”). The Change of Control Notice shall specify (i) that if this Debenture is validly tendered it will be accepted for payment; (ii) the Offer Price and date of acquisition by the Corporation; (iii) that if the Holder elects to have this Debenture purchased pursuant to the Offer it will be required to surrender this Debenture to the Corporation at the address specified in the Change of Control Notice prior to the close of business on the business day immediately preceding the date of acquisition by the Corporation; and (iv) that the Holder will be entitled to withdraw its election if the Corporation receives, not later than the close of business on the third business day immediately preceding the date of acquisition by the Corporation, a facsimile transmission or letter from the Holder withdrawing its election to have this Debenture purchased.

(b)	If this Debenture is to be purchased or redeemed by the Corporation on expiry of the Offer, the Corporation shall, on or before 11:00 a.m. (Sunrise, Florida time) on the date of the expiry of the Offer, pay to the Holder by electronic transfer or certified cheque, such sums of money as may be sufficient to pay the aggregate Offer Price for this Debenture.

(c)	In the event that this Debenture is being purchased or redeemed by the Corporation on expiry of the Offer in part only, upon surrender of this Debenture for payment of the Offer Price, the Corporation shall execute and deliver without charge to the Holder, one or more new debentures in the form hereof for the portion of the principal amount of this Debenture not purchased.

(d)	In case the Holder of any Debenture to be purchased or redeemed in accordance with this Section 7.5 of this Debenture shall fail on or before the date specified in paragraph (b) above to surrender this Debenture or shall not within such time accept payment of the monies payable, or give such receipt therefor, if any, as the Corporation may reasonably require, such monies may be set aside in trust in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Holder of the sum so set aside and the Holder shall have no other right except to receive payment of the monies so paid and deposited, upon surrender and delivery up of this Debenture. In the event that any such monies remain so deposited for a period of six years from the date of expiry of the Offer, then such monies, together with any accumulated interest thereon, shall at the end of such period be paid over to the Corporation and the Corporation shall not be responsible to the Holder for any amounts owing to it hereunder.
7.6 Except as provided below, the Corporation shall not enter into any transaction or series of transactions whereby all or substantially all of its undertaking, property or assets would become the property of any other Person (a “Successor”) whether by way of reorganization, consolidation, amalgamation, arrangement, merger, conveyance, lease, sale or otherwise, unless:
(a)	prior to or contemporaneously with the consummation of such transaction the Corporation and the Successor shall have executed such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that upon the consummation of such transaction:
(i)	the Successor will have assumed in writing all the covenants and obligations of the Corporation under this Debenture;

(ii)	this Debenture will be valid and binding obligations of the Successor entitling the Holder, as against the Successor, to all the rights of the Holder hereunder;

(iii)	the Successor is a corporation, partnership, limited liability company or trust organized or existing under the laws of Canada or the United States of America or any province, state or territory thereof, and

(iv)	in the case of an entity organized otherwise than under the laws of the Province of Alberta, the Successor shall attorn to the jurisdiction of the courts of the Province of Alberta;
(b)	such transaction shall be on such terms as to substantially preserve and not impair any of the rights and powers of the Holder hereunder;

(c)	no condition or event shall exist as to the Corporation (at the time of such transaction) or the Successor (immediately after such transaction), and after giving full effect thereto or immediately after the Successor shall become liable to pay the principal monies and other monies due or which may become due hereunder, which constitutes or would with the giving of notice or lapse of time constitute an Event of Default hereunder; and

(d)	the Corporation shall have delivered to the Holder an officer’s certificate confirming that all requirements of this Section 7.6 have been complied with in respect of such transaction or series of transactions.
Whenever the conditions of this Section 7.6 shall have been duly observed and performed, any Successor formed by or resulting from such transaction or series of transactions shall succeed to, and be substituted for, and may exercise every right and power of the Corporation under this Debenture with the same effect as though the Successor had been named as the Corporation herein and thereafter, except in the case of a lease or other similar disposition of property to the Successor, the Corporation shall be relieved of all obligations and covenants under this Debenture forthwith upon the Corporation delivering to the Holder an opinion of counsel to the effect that the transaction or series of transactions shall not result in any material adverse tax consequences to the Corporation or the Successor. The Holder will, at the expense of the Successor, execute any documents which it may be advised by counsel are necessary or advisable for effecting or evidencing such release and discharge.
ARTICLE 8
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF DEBENTURE
8.1 With respect to this Debenture, the Corporation shall maintain at its principal office in the City of Calgary or at such other place in Canada or the United States as it may designate by notice in writing, a register in which shall be entered the names and addresses of the Holders (the “Register”). Such registration shall be noted on this Debenture by an officer of the Corporation.
8.2 The person in whose name this Debenture is registered shall for all purposes be and be deemed to be the owner thereof and payment of or on account of the principal of this Debenture shall be made only to or upon the order in writing of such Holder.
8.3 No transfer of this Debenture shall be valid unless (i) made by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in such form as is satisfactory to the Corporation and (ii) such transfer shall have been duly entered in the Register.
8.4 A Holder may at any time and from time to time have a transfer of this Debenture entered in the Register pursuant to the provisions of this Article 8 in accordance with such reasonable regulations as the Corporation may prescribe; provided, however, that the Corporation shall not be required to accept any transfer of this Debenture within five business days of a scheduled interest payment date.
8.5 The Corporation shall not be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of this Debenture and may transfer the same on the direction of the Holder, whether named as trustee or otherwise, as though the Holder were the beneficial owner thereof.
8.6 The Holder for the time being of this Debenture shall be entitled to the principal evidenced by this Debenture free from all equities or rights of set-off or counter-claim between the Corporation and the Holder and all persons may act accordingly. The receipt of any such Holder for any such principal shall be a good discharge to the

Corporation for the same and the Corporation shall not be bound to inquire into the title or authority of any such Holder.
ARTICLE 9
MISCELLANEOUS
9.1 In case this Debenture shall at any time become mutilated, destroyed, stolen or lost and this Debenture, or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Corporation, a new Debenture of like tenor and date will be issued by the Corporation in exchange for this Debenture, but, in case this Debenture has been destroyed, stolen or lost, only upon receipt of evidence satisfactory to the Corporation that this Debenture was destroyed or stolen or lost, and in any ease, if required by the Corporation, upon receipt also of indemnity satisfactory to the Corporation. All expenses and reasonable charges associated with obtaining such indemnity and with the preparation, authentication and delivery of a new debenture shall be borne by the Holder.
9.2 The Corporation hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened in respect of the creation and issuance of and to constitute the same the valid and legally binding obligation of the Corporation enforceable in accordance with its terms, have been done and performed and have happened in due and strict compliance with all applicable laws.
9.3 No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude the other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.
9.4 Any demand, notice or other communication (a “Communication”) to be given in connection with this Debenture shall be given in writing and may be given by personal delivery or by registered mail addressed to the Corporation as follows:
Ceramic Protection Corporation.
530 Sawgrass Corporate Parkway
Sunrise, Florida 33325
Attention: Mr. Stephen Giordanella
or such other address as may be designated by notice by the Corporation to the Holder and, if to the Holder, to it at:
Brian L. Stafford Trust dated February 7, 2005
1537 East Hillsboro Boulevard, 542
Deerfield Beach, Florida 33441
Attention: Mr. Brian Stafford
The Corporation or the Holder may change its address at any time by giving notice thereof in accordance with this Section 9.4. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third day following the deposit thereof in the mail. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery.
9.5 This Debenture shall be governed by and construed in accordance with the laws applicable in the Province of Alberta.

9.6 This Debenture may be amended only by an agreement in writing signed by the Corporation and the Holder.
          IN WITNESS WHEREOF the Corporation has caused this Debenture to be signed by its duly authorized officer as of the 4 day of February, 2008.

CERAMIC PROTECTION CORPORATION
Per:	/s/ Randall Paulfus
Name: RANDALL PAULFUS
Title: CHIEF FINANCIAL OFFICER

SCHEDULE “A”
EXERCISE OF CONVERSION PRIVILEGE
The undersigned hereby irrevocably elects to convert USD$___________ in principal amount of the Debenture to which this Schedule “A” is attached (the “Debenture”) into common shares in the capital of Ceramic Protection Corporation at the prevailing Conversion Price (as defined in the Debenture) in accordance with the terms and conditions of the Debenture. Please issue share certificates for the number of Common Shares to be issued upon this conversion and deliver and register such certificates to the addresses indicated below:

Delivery:

Name (please print)

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DATED at ____________________________________, this ______ day of _______________, ______.

(Name of Holder)
Per:

SCHEDULE “B”
FORM OF DECLARATION FOR REMOVAL OF LEGEND
TO:	CERAMIC PROTECTION CORPORATION, as registrar for the Debentures

AND TO:	VALIANT TRUST COMPANY, as registrar and transfer agent for the common shares in the capital of Ceramic Protection Corporation

The undersigned (a) acknowledges that the sale of the securities of Ceramic Protection Corporation (the “Corporation”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (b) certifies that (i) the undersigned is not an “affiliate” of the Corporation as that term is defined in Rule 405 under the U.S. Securities Act, (ii) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of a Designated Offshore Securities Market as defined in Regulation S under the U.S. Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (iii) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf, has engaged or will engage in any “directed selling efforts” in connection with the offer and sale of such securities, (iv) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (v) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities, and (vi) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act unless otherwise indicated.

Dated: ____________________________________	Name of Seller
By:
Name:
Title: